Exhibit 99.1

JMP GROUP REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

SAN FRANCISCO, Apr. 28, 2010 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2010.

•	Total net revenues were $25.2 million, compared to $24.2 million for the first quarter of 2009.

•	Net income attributable to JMP Group was $1.7 million, or $0.08 per diluted share, compared to $33,945, or $0.00 per diluted share, for the first quarter of 2009.

•

Operating net income was $2.2 million, or $0.10 per diluted share, compared to $0.6 million, or $0.03 per diluted share, for the first quarter of 2009. For more information on operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

“We had mixed results in the first quarter but nonetheless managed to generate $0.10 per share in operating net income, thanks to the diversification of our business model and our variable incentive compensation structure,” said Joe Jolson, chairman and chief executive officer of JMP Group. “Given our robust investment banking pipeline going into 2010, we were somewhat disappointed by the lack of revenue throughput in the March period after a slowdown in U.S. equity capital markets activity. Continuing a trend from the past few quarters, institutional equities trading volume was also subdued in the period. Offsetting these shortfalls was another solid performance from JMP Credit and continued progress at Harvest Capital Strategies. We continue to anticipate lower net investment income in 2010 and 2011 as JMP Credit reinvests the cash proceeds from sales and payoffs of loans acquired a year ago at distressed prices in the current, more normalized pricing environment. Nevertheless, we hope to offset much of the decline with earnings growth at our other operating businesses that have benefitted from investment spending through the downcycle.”

Revenues

Investment Banking

Investment banking revenues were $5.5 million, an increase of 32.9% from $4.1 million for the quarter ended March 31, 2009. The company executed 10 investment banking transactions during the quarter, compared to six during the first quarter of 2009. Investment banking revenues equaled 21.7% of total net revenues, versus 17.0% for the first quarter of 2009.

Public equity underwriting revenues were $2.7 million, up from $1.1 million for the first quarter of 2009, as the company executed six public equity offerings, versus two a year earlier. Private placement fee revenues amounted to $0.4 million, up from $0.3 million for the first quarter of 2009, as the company executed one private placement, in line with one a year prior. Strategic advisory revenues totaled $2.4 million, down from $2.7 million for the first quarter of 2009, with the company acting as a strategic advisor on three completed transactions, in line with three a year prior.

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Brokerage

Net brokerage revenues were $7.7 million for the quarter, a decrease of 10.2% from $8.5 million for the quarter ended March 31, 2009. Net brokerage revenues equaled 30.4% of total net revenues, versus 35.3% for the first quarter of 2009.

Asset Management

Asset management-related fee revenues were $3.4 million for the quarter, a decrease of 61.2% from $8.7 million for the quarter ended March 31, 2009. Incentive fees were $0.6 million and $6.5 million for the first quarters of 2010 and 2009, respectively. Asset management-related fee revenues include asset management fees as well as certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) reported in the company’s financial statements as other income. Fee revenues classified as other income were $0.5 million and $0.3 million for the first quarters of 2010 and 2009, respectively. Asset management-related fee revenues equaled 13.4% of total net revenues, versus 36.1% for the first quarter of 2009.

Client assets under management at March 31, 2010 totaled $1.1 billion, including $568.8 million of funds managed by Harvest Capital Strategies and $492.2 million par value of loans and cash collateralizing Cratos CLO I, which is managed by JMP Credit Corporation. Client assets under management totaled $1.1 billion at December 31, 2009 and $502.0 million at March 31, 2009.

Principal Transactions

Principal transactions generated net revenues of $1.4 million, a decrease of 50.8% from $2.9 million for the quarter ended March 31, 2009. Principal transactions primarily include direct investments made by JMP Group as well as investments by the company in funds managed by Harvest Capital Strategies.

Gain on Sales and Payoffs of Loans and Loan Loss Provision

JMP Credit Corporation realized gains of $3.5 million due to the sale or payoff of 11 of the loans in its portfolio. As JMP Credit did not exist prior to April 2009, there were no comparable loan sales or payoffs in the first quarter of 2009.

A loan loss provision of $0.2 million was recorded for the quarter as a pooled reserve against performing loans at JMP Credit. For the quarter ended March 31, 2009, a loan loss provision of $0.7 million was recorded in relation to certain direct investments.

At March 31, 2010, gross impaired loans equaled $59.8 million, or 12.8% of gross loans outstanding, compared to $74.4 million, or 16.1% of gross loans outstanding, at December 31, 2009, an improvement of $14.5 million, or 19.5%. With regard to impaired loans at March 31, 2010, discounts and reserves (including credit discounts, liquidity discounts and allowances for loan losses) totaled $47.5 million, or 79.4% of gross impaired loans outstanding. With regard to performing loans at March 31, 2010, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) totaled $77.6 million, or 19.0% of gross performing loans outstanding.

Net Interest and Net Dividend Income

Net interest income was $3.3 million, compared to $0.2 million for the quarter ended March 31, 2009. The significant year-over-year increase was attributable to the addition of JMP Credit in April 2009. Net dividend income totaled $0.6 million, up from $0.4 million for the first quarter of 2009.

Expenses

Compensation and Benefits

Compensation and benefits expense was $15.5 million, compared to $18.8 million for the quarter ended March 31, 2009. Of the $15.5 million recorded for the first quarter of 2010, $0.7 million was non-cash compensation expense attributable to restricted stock units, or RSUs, granted in connection with the company’s May 2007 initial public offering.

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As a percentage of total net revenues, compensation and benefits expense was 61.5%, compared to 77.7% for the first quarter of 2009. Pro forma compensation and benefits expense (which excludes the cost of IPO-related RSUs) was 58.9% of total net revenues, compared to 73.7% for the first quarter of 2009.

Non-Compensation Expense

Non-compensation expense was $6.3 million, compared to $5.3 million for the quarter ended March 31, 2009. The year-over-year increase was primarily due to increased travel and business development costs as well as operating costs associated with JMP Credit, which was acquired in April 2009. As a percentage of total net revenues, non-compensation expense was 24.9%, compared to 21.9% for the first quarter of 2009.

Book Value per Share

At March 31, 2010, JMP Group’s tangible book value per share was $5.68, compared to $5.60 at December 31, 2009 and $5.19 at March 31, 2009.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Additionally, company management believes that this presentation enables meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustment for stock-based compensation concerns expenses that JMP Group expects to continue to incur; the adjustment of these expenses should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that reverses stock-based compensation expense related to JMP Group’s May 2007 initial public offering and assumes an effective tax rate of 42%. In particular, operating net income adjusts for the grant of 1,931,060 restricted stock units at the time of the company’s IPO, which resulted in non-cash compensation expense of $0.7 million for the quarter ended March 31, 2010.

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A reconciliation of the company’s net income to the company’s operating net income for the quarters ended March 31, 2010 and March 31, 2009 is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Mar. 31, 2010	Mar. 31, 2009
Net income attributable to JMP Group Inc.	$1,718	$34

Add back:
Income tax expense	1,388	52

Income before taxes	3,106	86

Add back:
Compensation expense – IPO-related stock-based compensation	676	959

Operating income before taxes	3,782	1,045

Income tax expense (assumed tax rate of 42%)	1,588	439

Operating net income	$2,194	$606

Operating net income per share:
Basic	$0.10	$0.03
Diluted	$0.10	$0.03

Weighted average shares outstanding:
Basic	21,612	20,500
Diluted	22,484	20,702

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding or including certain items that may not be representative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior periods and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans collateralizing Cratos CLO I; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any particular quarter depending upon the amount and sort of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts; including, but not limited to, statements about anticipated net investment income and earnings growth. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 9, 2010 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2009 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, April 28, 2010. To participate in the call, dial 800-895-0198 (domestic) or 785-424-1053 (international). The conference identification code is “7Q1101088.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and alternative asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries, JMP Securities, Harvest Capital Strategies and JMP Credit Corporation. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2010 JMP Group Inc.	5

JMP GROUP INC.

Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)	Mar. 31, 2010	Dec. 31, 2009
Assets
Cash and cash equivalents	$27,703	$75,680
Restricted cash and deposits and receivable from clearing broker	39,047	38,237
Marketable securities owned, at fair value	21,083	5,899
Other investments	56,275	59,190
Loans held for investment, net of allowance for loan losses	1,517	1,592
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	343,976	327,967
Deferred tax assets	47,067	51,499
Other assets	14,824	14,657

Total assets	$551,492	$574,721

Liabilities and Stockholders’ Equity
Liabilities:
Accrued compensation	$4,787	$43,026
Asset-backed securities issued	330,216	326,632
Note payable	9,045	9,045
Deferred tax liability	45,132	48,220
Other liabilities	33,764	22,147

Total liabilities	422,944	449,070

Stockholders’ Equity:
Total JMP Group Inc. stockholders’ equity	123,230	120,635
Noncontrolling interest	5,318	5,016

Total equity	128,548	125,651

Total liabilities and equity	$551,492	$574,721

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JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	Mar. 31, 2010	Mar. 31, 2009
Revenues:
Investment banking	$5,469	$4,116
Brokerage	7,670	8,539
Asset management fees	2,891	8,466
Principal transactions	1,421	2,890
Gain on sale and payoff of loans	3,479	—
Net dividend income	616	434
Other income	498	267

Non-interest revenues	22,044	24,712

Interest income	11,578	291
Interest expense	(8,240)	(81)

Net interest income	3,338	210

Provision for loan losses	(164)	(725)

Total net revenues	25,218	24,197

Non-interest expenses:
Compensation and benefits	15,521	18,801
Administration	1,022	1,121
Brokerage, clearing and exchange fees	1,352	1,250
Travel and business development	920	337
Communications and technology	1,073	863
Occupancy	651	581
Professional fees	975	956
Depreciation	168	197
Other	128	4

Total non-interest expenses	21,810	24,110

Income before income tax expense	3,408	87
Income tax expense	1,388	52

Net income	2,020	35
Less: Net income attributable to noncontrolling interest	302	1

Net income attributable to JMP Group Inc.	$1,718	$34

Net income attributable to JMP Group Inc. per share:
Basic	$0.08	$0.00
Diluted	$0.08	$0.00

Weighted average common shares outstanding:
Basic	21,612	20,500
Diluted	22,484	20,702

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